Exhibit 99.1

127 Industry Boulevard • North Huntingdon, PA 15642 • (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports 2016 Third Quarter Results

•	Revenue grew 47% over prior-year third quarter to $13 million

•	Year-to-date revenue up 37%, strong growth driven by indirect machine sales

•	Backlog of $19.9 million at end of third quarter

NORTH HUNTINGDON, PA, November 9, 2016 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and 3D printed and other products, materials and services to industrial customers, reported financial results today for the third quarter and nine months ended September 30, 2016.

Jim McCarley, Chief Executive Officer, commented, “We’re pleased to see continued growth in the third quarter and year-to-date periods, with sales of more of our larger, indirect machines. Underlying this momentum are customers who are indicating that our S-Max® platform is setting the standard for industrial applications, evidencing growing adoption of our binder jetting technology.”

He added, “We have also made significant progress in 2016 with continued technological advances. The beta testing of our Exerial™ has not only resulted in enhancements to that machine but also improvements that we anticipate applying to our other indirect machine platforms to facilitate adoption. Furthermore, the strides we have made with finer powders for our direct machines are significantly broadening our addressable market for potential applications. Given customer feedback, we are confident that these investments will drive future results.”

Third Quarter and Year-to-date Revenue – Indirect Machine Sales Drive Results

	Quarter Ended				Nine Months Ended
	September 30,				September 30,
(in millions)	2016		2015		2016		2015
Revenue by Product Line
3D Printing Machines:
3D Printing Machines - third parties	$6.5	50%	$2.3	26%	$13.5	41%	$4.7	19%
3D Printing Machines - related parties	—	0%	0.1	1%	—	0%	1.2	5%

	6.5	50%	2.4	27%	13.5	41%	5.9	24%

3D Printed and Other Products, Materials and Services (“Non-machine”):
3D Printed and Other Products, Materials and Services - third parties	6.5	50%	6.5	73%	19.6	59%	18.2	76%
3D Printed and Other Products, Materials and Services - related parties	0.0	0%	0.0	0%	0.1	0%	0.1	0%

	6.5	50%	6.5	73%	19.7	59%	18.3	76%

Total Revenue	$13.0	100%	$8.9	100%	$33.2	100%	$24.2	100%

Consolidated revenue for the 2016 third quarter was up 47% compared with the prior-year period. Machine revenue grew by more than two and one-half times, driven by recognition of large, indirect machine sales. Non-machine revenue, which was consistent with the prior year, was impacted by lower pricing on consumables, partially offsetting increased consumables volume due to the larger installed base.

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The ExOne Company Reports 2016 Third Quarter Results

November 9, 2016

For the first nine months of 2016, revenue was up 37% over the 2015 period, also driven by the sale of large, indirect machines. Machine revenue more than doubled and non-machine revenue grew 8%.

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine-sale revenue vary from quarter to quarter. ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends.

Third Quarter Operations – Favorable Mix Drives Results

($ in millions, except per-share amounts)	Q3 2016	Q3 2015	Change	% Change
Gross profit	$3.6	$1.2	$2.4	205%
Gross margin	27.4%	13.2%
Operating loss	($3.6)	($10.1)	$6.5	65%
Net loss	($3.6)	($10.1)	$6.5	64%
Diluted EPS	($0.23)	($0.70)	$0.47	67%

The increase in third quarter gross profit was driven by significantly higher machine sales including a favorable mix of indirect machines, and enhanced production efficiency. The prior-year quarter was impacted by inefficiencies resulting from the Company’s transition into its new and expanded facilities as well as deployment of its ERP system.

Operating loss for the quarter significantly improved compared with the prior-year third quarter primarily due to higher gross profit and last year’s recording of a $4.4 million non-cash goodwill impairment charge. Selling, general and administrative (“SG&A”) expenses increased by $0.2 million to $5.2 million. The 2016 third quarter included approximately $0.5 million for management succession, of which $0.3 million comprised non-cash stock compensation. R&D expenses of $1.9 million for the quarter were up from $1.8 million in the 2015 third quarter, with the increase reflecting project-related material costs.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure, improved to a $1.6 million loss in the 2016 third quarter, compared with a $4.0 million loss in last year’s third quarter. ExOne management believes that, when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), that Adjusted EBITDA, assists in the understanding of its financial results. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss (most directly comparable GAAP measure) to Adjusted EBITDA for the quarters and nine months ended September 30, 2016 and 2015.

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The ExOne Company Reports 2016 Third Quarter Results

November 9, 2016

Year-to-date 2016 Review – Continued Progress

($ in millions, except per-share amounts)	YTD 2016	YTD 2015	Change	% Change
Gross profit	$8.9	$2.3	$6.7	293%
Gross margin	27.0%	9.4%
Operating loss	($12.0)	($24.8)	$12.8	52%
Net loss	($12.0)	($24.6)	$12.6	51%
Diluted EPS	($0.76)	($1.71)	$0.95	56%

Gross profit and gross margin for the 2016 first nine months significantly improved compared with the prior-year. The 2016 period was driven by higher volume, especially large, indirect machine sales, the reversal of a $0.5 million reserve for obsolete and slow-moving inventory upon the sale of those inventory items recorded in the second quarter, and improved efficiencies. As noted for the quarter, the 2015 year-to-date period also included costs associated with the Company’s expanded global facilities integration as well as its ERP system implementation.

Operating loss improved for the 2016 first nine months compared with the 2015 period primarily due to higher gross profit and lower SG&A expenses, as well as the impact of a goodwill impairment charge recorded in the prior year. SG&A for the 2016 first nine months was $15.2 million, down $2.3 million, or 13%, compared with the prior-year period primarily due to lower bad debt, professional, consulting and trade show expenses. R&D expense was $5.7 million in the 2016 first nine months compared with $5.2 million in the 2015 period, with the increase reflecting project-related material costs.

Adjusted EBITDA improved to a $6.6 million loss in the first nine months of 2016, compared with a $15.4 million loss in last year’s period. ExOne management believes that, when used in conjunction with other measures prepared in accordance with GAAP, that Adjusted EBITDA, a non-GAAP measure, assists in the understanding of its financial results. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss to Adjusted EBITDA for the quarters and nine months ended September 30, 2016 and 2015.

Capitalization – Modest Cash Usage in Quarter

Cash and cash equivalents as of September 30, 2016 were $29.8 million, down from $31.9 million at June 30, 2016 and up from $19.3 million at December 31, 2015. The decrease in cash during the third quarter was primarily due to cash used for operating activities of $1.7 million. Cash used in operations was $1.9 million for the 2016 year-to-date period. Cash used for operating activities during the third quarter of 2015 and year-to-date period was $2.9 million and $11.0 million, respectively. Cash capital expenditures were $0.7 million for the first nine months of 2016 compared with $4.1 million for the first nine months of 2015.

Webcast and Conference Call

ExOne will host a conference call and live webcast on Thursday, November 10 at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the 2016 third quarter, along with ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8470. The webcast can be monitored on the Company’s website at www.investor.exone.com/.

A telephonic replay of the conference call will be available from 11:30 a.m. ET on the day of the teleconference through Thursday, November 17, 2016. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13645497, or access the webcast replay via the Company’s website, where a transcript will also be posted once available.

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The ExOne Company Reports 2016 Third Quarter Results

November 9, 2016

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its installed base of 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through its network of Production Service Centers (PSCs). ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products. The Company believes that its ability to print in a variety of industrial materials, as well as its industry-leading printing capacity (as measured by build box size and printhead speed) uniquely position ExOne to serve the needs of industrial customers.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future conditional verbs such as “will,” “would,” “should,” “could” and “may.” Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements and from historical performance, which include: timing and length of sales of three dimensional printing machines; risks related to global operations including effects of foreign currency and risks related to the situation in the Ukraine; our ability to qualify more industrial materials in which we can print; the availability of skilled personnel; the impact of increases in operating expenses and expenses relating to proposed investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; individual customer contractual requirements; the scope, nature or impact of alliances and strategic investments and our ability to integrate strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting; the impact of customer specific terms in machine sale agreements on the period in which we recognize revenue; the impact of market conditions and other factors on the carrying value of long-lived assets; the potential impact of the results from the United Kingdom’s referendum on its withdrawal from the European Union; and our ability to continue as a going concern and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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The ExOne Company Reports 2016 Third Quarter Results

November 9, 2016

The ExOne Company

Statement of Consolidated Operations

(in thousands, except per-share amounts)

(Unaudited)

	Quarter Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Revenue
Revenue - third parties	$12,987	$8,712	49%	$33,084	$22,861	45%
Revenue - related parties	1	152	(99%)	73	1,294	(94%)

	12,988	8,864	47%	33,157	24,155	37%
Cost of sales	9,428	7,695	23%	24,215	21,881	11%

Gross profit	3,560	1,169	205%	8,942	2,274	293%

Gross margin	27.4%	13.2%		27.0%	9.4%
Research and development	1,898	1,825	4%	5,737	5,218	10%
Selling, general and administrative	5,234	5,018	4%	15,222	17,479	(13%)
Goodwill impairment	—	4,419	(100%)	—	4,419	(100%)

	7,132	11,262	(37%)	20,959	27,116	(23%)

Loss from operations	(3,572)	(10,093)	65%	(12,017)	(24,842)	52%
Interest expense	22	29	(24%)	276	87	217%
Other (income) expense – net	(8)	(4)	100%	(306)	(83)	269%

	14	25	(44%)	(30)	4	NM

Loss before income taxes	(3,586)	(10,118)	65%	(11,987)	(24,846)	52%
Provision (benefit) for income taxes	25	(41)	NM	43	(200)	NM

Net loss	$(3,611)	$(10,077)	64%	$(12,030)	$(24,646)	51%

Net loss per common share:
Basic	$(0.23)	$(0.70)	67%	$(0.76)	$(1.71)	56%
Diluted	$(0.23)	$(0.70)	67%	$(0.76)	$(1.71)	56%
Weighted average shares outstanding (basic and diluted)	15,997	14,429		15,913	14,427

NM: Not Meaningful

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The ExOne Company Reports 2016 Third Quarter Results

November 9, 2016

The ExOne Company

Consolidated Balance Sheet

(in thousands, except per-share and share amounts)

(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$29,813	$19,342
Accounts receivable – net of allowance of $1,697 (2016) and $1,920 (2015)	5,215	9,368
Inventories – net	19,032	19,839
Prepaid expenses and other current assets	1,802	2,918

Total current assets	55,862	51,467
Property and equipment – net	54,323	54,832
Other noncurrent assets	1,716	1,659

Total assets	$111,901	$107,958

Liabilities
Current liabilities:
Current portion of long-term debt	$141	$138
Current portion of capital leases	82	82
Accounts payable	2,003	3,231
Accrued expenses and other current liabilities	5,336	6,410
Deferred revenue and customer prepayments	9,122	7,103

Total current liabilities	16,684	16,964
Long-term debt – net of current portion	1,707	1,812
Capital leases – net of current portion	24	81
Other noncurrent liabilities	9	28

Total liabilities	18,424	18,885

Contingencies and commitments
Stockholders’ equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 15,998,782 (2016) and 14,446,967 (2015) shares issued and outstanding	160	144
Additional paid-in capital	170,757	156,627
Accumulated deficit	(66,193)	(54,163)
Accumulated other comprehensive loss	(11,247)	(13,535)

Total stockholders’ equity	93,477	89,073

Total liabilities and stockholders’ equity	$111,901	$107,958

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The ExOne Company Reports 2016 Third Quarter Results

November 9, 2016

The ExOne Company

Statement of Consolidated Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Operating activities
Net loss	$(12,030)	$(24,646)
Adjustments to reconcile net loss to cash used for operations:
Depreciation and amortization	4,280	3,819
Deferred income taxes	(29)	(269)
Equity-based compensation	1,104	1,244
(Recoveries) provision for bad debts	(256)	144
Loss from disposal of property and equipment	163	87
Amortization of debt issuance costs	204	—
Changes in fair value of contingent consideration	—	(193)
Goodwill impairment	—	4,419
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
Decrease in accounts receivable	4,681	8,145
Decrease (increase) in inventories	43	(9,459)
Decrease in prepaid expenses and other assets	800	468
(Decrease) increase in accounts payable	(1,296)	850
Decrease in accrued expenses and other liabilities	(1,259)	(1,386)
Increase in deferred revenue and customer prepayments	1,687	5,770

Cash used for operating activities	(1,908)	(11,007)
Investing activities
Capital expenditures	(690)	(4,089)
Proceeds from sale of property and equipment	52	—
Increase in restricted cash	—	(330)

Cash used for investing activities	(638)	(4,419)
Financing activities
Net proceeds from issuance of common stock - registered direct offering to a related party	12,447	—
Net proceeds from issuance of common stock - at the market offerings	595	—
Payments on long-term debt	(102)	(99)
Payments on capital and financing leases	(61)	(264)

Cash provided by (used for) financing activities	12,879	(363)
Effect of exchange rate changes on cash and cash equivalents	138	(160)

Net change in cash and cash equivalents	10,471	(15,949)
Cash and cash equivalents at beginning of period	19,342	36,202

Cash and cash equivalents at end of period	$29,813	$20,253

Supplemental disclosure of noncash investing and financing activities
Property and equipment included in accounts payable	$15	$344

Advance deposits on property and equipment	$203	$—

Transfer of internally developed 3D printing machines from inventories to property and equipment for internal use or leasing activities	$2,666	$3,495

Transfer of internally developed 3D printing machines from property and equipment to inventories for sale	$1,276	$149

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The ExOne Company Reports 2016 Third Quarter Results

November 9, 2016

The ExOne Company

Additional Information

(Unaudutied)

Machine Sales by Type

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
S-Max+™	—	—	1	—
S-Max®	4	1	5	1
S-15™	1	—	2	—
S-Print™	1	—	3	—
M-Print®	—	—	—	1
M-Flex™	1	1	3	3
Innovent™	3	3	6	8
X1-Lab™	1	—	1	1

	11	5	21	14

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The ExOne Company Reports 2016 Third Quarter Results

November 9, 2016

The ExOne Company

Adjusted EBITDA Reconciliation

(in millions)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(3.6)	$(10.1)	$(12.0)	$(24.6)
Interest expense	0.0	0.0	0.3	0.1
Provision (benefit) for income taxes	0.0	(0.0)	0.0	(0.2)
Depreciation and amortization	1.4	1.3	4.3	3.8
Goodwill impairment	—	4.4	—	4.4
Equity-based compensation	0.6	0.4	1.1	1.2
Other (income) expense - net	(0.0)	(0.0)	(0.3)	(0.1)

Adjusted EBITDA	$(1.6)	$(4.0)	$(6.6)	$(15.4)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, goodwill impairment, equity-based compensation, and other (income) expense - net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net loss or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial results. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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